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                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


FILED BY THE REGISTRANT /X/                              FILED BY A PARTY OTHER
                                                         THAN THE REGISTRANT / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))


                         WIRELESS XCESSORIES GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

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/ /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                         WIRELESS XCESSORIES GROUP, INC.
                              1840 COUNTY LINE ROAD
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                                 (215) 322-4600

                    Notice of Annual Meeting of Stockholders
                           To Be Held on May 11, 2005

To holders of shares of common stock:

     You are invited to be present either in person or by proxy at the annual meeting of stockholders of Wireless Xcessories Group, Inc. to be held at its principal executive offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania 19006, on May 11, 2005 beginning at 10:00 a.m., local time, for the following purposes:

     1.   To elect five (5) directors for the coming year;

     2. To ratify the selection of Bagell, Josephs, & Company, L.L.C. as the Company's Independent auditors for the year ending December 31, 2005; and

     3. To transact any other business as may properly come before the meeting or any postponements or adjournments.

     Management presently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

     The board of directors has fixed the close of business on March 24, 2005 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies, who are returned properly signed but unmarked, will be voted in favor of proposals made by the company.


                                           By order of the board of directors,

                                           /s/ Stephen Rade

                                           Stephen Rade

April 8, 2005
Chairman of the Board
Huntingdon Valley, Pennsylvania

                             Your vote is important.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                         WIRELESS XCESSORIES GROUP, INC.
                              1840 County Line Road
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 322-4600

                                 PROXY STATEMENT
                     FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 11, 2005

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the board of directors of Wireless Xcessories Group, Inc. (the "Company") of proxies to be voted at its annual meeting of stockholders on Wednesday May 11, 2005, to be held at 10:00 a.m., local time, at its offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania and at any adjournments or postponements, for the purposes set forth in the accompanying notice of the meeting. This proxy statement, the foregoing notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about April 8, 2005.

     Sending a signed proxy will not affect a stockholder's right to attend the meeting and vote in person because the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by returning to the Company prior to the annual meeting a proxy bearing a later date, by attending the meeting and voting in person or by otherwise giving written notice to the Secretary of the Company at any time before the proxy is exercised.

     When your proxy card is returned properly signed, those shares will be voted in accordance with your instructions. The board knows of no matters that are likely to be brought before the meeting, other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or they're duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" the nominees for director and "FOR" the ratification of the selection of Bagell, Josephs, & Company, L.L.C. as the Company's independent auditors for the fiscal year ending December 31, 2005.

                             SOLICITATION OF PROXIES

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation to those officers and other employees. The Company is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

                            QUORUM AND VOTING RIGHTS

     Holders of record of the Company's common stock, as of the close of business on March 24, 2005, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

     As of March 24, 2005, there were 5,327,080 shares issued less 868,885 shares of treasury stock leaving a total of 4,458,195 shares of common stock outstanding and entitled to vote on all matters. Each outstanding share of common stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the meeting.

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election of directors, the plurality requirement is not a factor. The holders of common stock are not entitled to cumulate their votes in the election of directors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of the proposal.

     The ratification of the board's selection of the Company's auditors and any other matters brought before the meeting will require the favorable vote of a majority of the votes cast at the meeting by the holders of stock entitled to vote at the meeting. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

     The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     At the meeting, the stockholders will elect all five directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

     The table below sets forth the name of each person nominated by the board to serve as a director for the coming year and the executive officers of the Company. All of the nominees are currently directors of the Company for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Stephen Rade, Christopher F. McConnell, Bradley T. MacDonald, Allan S. Kalish and Christopher C. Cole.

                                                              Year First Elected
Nominees                    Position                   Age       as a Director
--------                    --------                   ---       -------------
Stephen Rade                Chairman of the Board,     67            1996
                            President, and Chief
                            Executive Officer
Christopher F. McConnell    Director                   51            1998
Bradley T. MacDonald        Director                   57            1999
Allan S. Kalish             Director                   79            1998
Christopher C. Cole         Director                   49            2000

The principal occupations and qualifications of each nominee for director are as follows:

     MR. RADE has been our Chairman of the Board since June 2002 and President and Chief Executive Officer since June 1998. From 1996 until June 1998, he was Executive Vice President of the Company. He has been a director since April 1996. He has been the President, Chief Executive Officer and director of Advanced Fox Antenna, Inc. since he founded the company in 1990 until it merged into the Company in the first quarter of 2001.

     MR. MCCONNELL has been a director of the Company since December 1998 while holding the title of Chairman of the Board through June 2002. In addition, he is principal of The Founders Group, an organization dedicated to helping launch new, technology-based companies. Mr. McConnell also co-founded CFM Technologies, Inc., a semiconductor capital equipment company and until it merged into Matson Technologies in March 2001. He currently serves as a director of Mi8 Corporation, a leading application software provider (ASP), where he had previously been Chairman of the Board.

     MR. MACDONALD was elected a director of the Company in March 1999. He is also Chairman of the Board and Chief Executive Officer of Medifast, Inc. (MDFT.
OB), a position he has held since January 1998. Mr. MacDonald is also a National Director for the Toys Tots Foundation and is a member of the Secretary of Defense " Defense Advisory Board for the Employer support of the Guard and Reserve" He was also appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. From 1991 through 1994, Mr. MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality, and Recreation Business for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in a retail drug, consumer candy, and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service.

     MR. KALISH has been a director since 1998. He is the owner of Kalish & Associates, a consulting firm specializing in marketing, advertising and public relations, which he founded in 1986. Kalish & Associates serves advertisers, marketers and advertising agencies throughout the country, including three New York Stock Exchange companies. He is also the founder and general partner of Trichys L.L.P. a new intranet Company Prior to founding Kalish & Associates, Mr. Kalish managed Kalish & Rice, Inc., one of the largest advertising agencies in Philadelphia. Mr. Kalish served as a member of the Board of Directors of Checkpoint Systems, Inc., a New York Stock Exchange listed company, from 1993 to 1997.

     MR. COLE was elected as a director of the Company in February 2000. He is currently the CEO of Intelligrated, Inc., a position he has held since June of 2001. From April 2000 to June 2001, Mr. Cole served as President of Cole Consulting. Until the acquisition of Pinnacle Automation by FKI, Plc. in early 2000, Mr. Cole was employed by Pinnacle Automation as its Chief Operating Officer and served as a director of Pinnacle Automation since June 1997 and as Executive Vice President from March 1994 to June 1997. Mr. Cole served as a Vice President of Cincinnati Milacron, from 1987 through March of 1994.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES
PRESENTED.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2004, the Company's board of directors held three meetings. Each member of the board of directors attended at least two of the three meetings. The board has an Audit Committee and a Compensation and Stock Option Committee but does not have an executive committee or a nominating committee.

     The Audit Committee of the board of directors during the year ended December 31, 2004 consisted of Mr. MacDonald, the Chairman of the committee who had served in a CFO capacity in prior outside positions, Mr. Cole and Mr. McConnell.. The Audit Committee is composed entirely of independent directors according to the definition of "independence" set forth in Rule 4200(a) (15) of the National Association of Securities Dealer's listing standards. The duties and responsibilities of the Audit Committee are described in the Company's Audit Committee Charter include, among other things, review of the Company's financial statements, review and ascertain Company Compliance with all Sarbanes - Oxley regulations and requirements, consideration of the nature and scope of the work to be performed by the Company's independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company's financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company's operations. The Audit Committee held four meetings during 2004 and each member participated in at least three of the meetings.

     The Compensation and Stock Option Committee during the fiscal year ended December 31, 2004 consisted of Mr. McConnell, the Chairman of the committee, and Mr. Kalish. The committee's principal duties are the administration of the 1995 Stock Option Plan and the review and determination of the executive officers' compensation program. The Compensation and Stock Option Committee held three meetings during 2004 and each member participated in all meetings.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the company's audited financial statements with both the company's management and the Company's independent auditors, Bagell, Josephs, & Company, L.L.C. The company's management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with Bagell, Josephs, & Company, L.L.C. certain matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. The Audit Committee has also discussed with Bagell, Josephs, & Company, L.L.C. their independence from the company and its management. The Audit Committee has received the written disclosures and letter from Bagell, Josephs, & Company, L.L.C. required by Independence Standards Board Standard No. 1, INDEPENDENCE WITH AUDIT COMMITTEES, disclosing all relationships between Bagell, Josephs, & Company, L.L.C. and its related entities and the company. In addition to the information provided by Bagell, Josephs, & Company, L.L.C. the Audit Committee considered the level of audit and non-audit services provided by Bagell, Josephs, & Company, L.L.C. in determining that they were independent.

     Based on the review and discussions described above, the Audit Committee has recommended to the company's Board of Directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                             Bradley T. MacDonald (Chairman)
                                             Christopher C. Cole
                                             Christopher F. McConnell


FEES PAYABLE TO BAGELL, JOSEPHS, & COMPANY, L.L.C. FOR AND DURING THE 2004 FISCAL YEAR

     For the year ended December 31, 2004, fees for services performed by Bagell, Josephs, & Company, L.L.C., the Company's independent auditor, charged to the Company for the annual certified audit, form 10QSB filings for the quarters ended March 31, June 30, and September 30, 2004 and miscellaneous services, were approximately $31,500, $15,000 and $2,000 respectively.



             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

     The board has selected Bagell, Josephs, & Company, L.L.C. as the Company's independent auditors for the year ending December 31, 2005 and the stockholders are asked to ratify this selection. Bagell, Josephs, & Company, L.L.C. has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Bagell, Josephs, & Company, L.L.C. are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Bagell, Josephs, & Company, L.L.C. audited the Company's financial statements for the fiscal years ending December 31, 2004. Representatives of Bagell Josephs, & Company, L.L.C. will be present at the meeting.

     The favorable vote of a majority of the votes cast at the meeting by holders entitled to vote at the meeting is required to ratify the selection of Bagell, Josephs, & Company, L.L.C. as the independent auditors for the year ending December 31, 2005.


THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BAGELL, JOSEPHS, & COMPANY, L.L.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2005.


                                ACCOUNTANT STATUS

     Bagell, Josephs, & Company, L.L.C., has been the Company's independent accountants for the fiscal year ended December 31, 2004, 2003 and 2002. As of December 31, 2004 there are no changes in or disagreements with Bagell, Josephs, & Company, L.L.C. on accounting practices or financial disclosures.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation for services rendered in all capacities to the Company and subsidiaries by the Chief Executive Officer and the Company's other executive officer and key management personnel for the years ended December 31, 2004, 2003 and 2002.


                           SUMMARY COMPENSATION TABLE


                               Annual Compensation
Name and Position                                       Year         Salary

Stephen Rade                                            2004        $240,692
Chairman of the Board, President                        2003         192,808
and Chief Executive Officer                             2002         198,000

Ronald E. Badke                                         2004        $128,302
Chief Financial Officer and                             2003         133,212
Secretary                                               2002         135,000

Susan Rade                                              2004        $185,870
Vice President                                          2003         192,657
Sales Account Manager                                   2002         229,047

Dawn Kenderdine                                         2004        $123,023
New Business Development Manager                        2003         103,897
Purchasing Director                                     2002         113,260

-------------

                        OPTION GRANTS IN LAST FISCAL YEAR

     Under the Wireless Xcessories Group, Inc. 1995 Stock Option Plan, the board of directors or a stock option committee appointed by the board may grant stock options to officers, key employees, directors, and independent consultants of the Company. Currently, 1,000,000 shares of the Company's common stock are subject to the plan. There were no options granted to the executive officers Mr. Badke or Mr.Rade, under the plan during the year 2004.

     The following table sets forth the number of shares, which underlie unexercised options held at December 31, 2003 by the executive officers. Neither of the executive officers exercised options during the year ended December 31, 2004.


                          FISCAL YEAR END OPTION VALUES

                                Number of Shares            Value of Unexercised
                                Underlying Unexercised      In-the-Money Options
                                Options at Fiscal           at Fiscal Year-End
                                Year End


Name                               Exercisable                  Exercisable
----                               ----------                   ----------

Ronald E. Badke                      20,000                      $ 10,200

COMPENSATION OF DIRECTORS

     Commencing in fiscal Year 2005, the Directors will be paid a flat $2,500 for attendance at Board meetings and committee meetings for the Year. In addition, in 2005, each Director will receive a grant of options to purchase shares of the Company's Common stock totaling a fair market value at the time of grant not to exceed $5,000.00. The Company also reimburses those directors who are non-employees of the Company for their expenses incurred, if any, in attending meetings.

     For fiscal year 2004, each Director received $1,000 for each Board meeting and $500.00 for each committee meeting attended.

     In June 2002, The Board in lieu of issuing option shares approved the issuance of 40,000 shares of the Company's Common Stock to its four non-employee directors for service on the Board and its various committees. This includes a total of 10,000 shares each to Christopher Cole, Christopher McConnell and Allan Kalish which were issued on April 25, 2003 and 10,000 shares to Bradley MacDonald which was issued on April 30, 2003.

     In June 2004, The Board approved the issuance of 40,000 shares of the Company's Common Stock to its non-employee directors for another year's service on the Board and its various committees. The stock was issued in the third quarter of 2004 with a total of 10,000 shares each going to Bradley MacDonald, Christopher Cole, Christopher McConnell and Allan Kalish, respectively.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Stock Options Committee (the "Committee") is authorized to review and make recommendations to the board as to the compensation in cash or other forms for its executive officers, as described below. The Committee currently has three members, Mr. Allan S. Kalish, Mr. Christopher Cole and Christopher McConnell its Chairman.

     COMPENSATION MIX

     The Company's executive compensation packages generally include three components: base salary, a discretionary annual cash bonus, stock options and grant of restricted common stock. The committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

     BASE SALARY

     The Company's compensation policy is to provide for base salaries, which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the cellular accessories industry.

     DISCRETIONARY CASH BONUS

     The Committee believes that discretionary cash bonuses are useful on a case-by-case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Criteria for bonuses for executive officers range from success in increasing revenues to attracting equity capital.

     STOCK OPTIONS

     Grants of stock options under the 1995 Stock Option Plan are designed to promote the identity of the long-term interests between the Company's executives and its stockholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a multi-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Until its termination in April 1999, Mr. Rade's employment agreement set forth his compensation package. Following the termination of that agreement, in both 2000 and 2001, the committee did not grant Mr. Rade a bonus or an increase in base salary: in 1999, the Committee increased Mr. Rade's base salary and granted him a bonus equal to the bonuses he received in each of the previous two years. In both 2002 and 2003, Mr. Rade did not receive a bonus and accepted a 5% salary decrease effective June 30, 2003, which is subject to, be restored when and if the Company meets certain net income objectives.

     Based on the Company meeting its income objectives in 2004, the Company, in January 2005, entered into an employment agreement with Mr. Rade, commencing on January 1, 2005 and expiring on December 31, 2006. This agreement calls for an annual bonus of $50,000 predicated on Mr. Rade achieving certain financial targets. The agreement also provides that Mr. Rade can receive 5% of the value of any acquisitions under conditions stipulated in the contract.

     The committee believes that Mr. Rade's compensation is now more competitive with that of chief executives of certain other companies in the same or similar industries at comparable stages of development and growth... In addition, in order to align Mr. Rade's interests with the long-term interests of the Company's stockholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

     In determining Mr. Rade's compensation package, the Committee considered the following accomplishments of the Company during calendar year 2004:

     o Exceeding earnings expectations while restoring the Company to profitable operations through a 33% sales increase at maintained margins, combined with continued tight cost management combined with profitable increases in sales and ongoing development and upgrade of the Company's selling, management, warehousing and distribution infrastructure; and;

     o Significantly enhanced stockholder value, reflected in the substantial increase throughout 2004 in the Company's Common Stock price.

     o Continued progress in strengthening the Balance Sheet including positive working capital generation from its profitable operations and improvements in inventory turnover ratios and reduction s in accounts receivable days on hand.


                                                  Compensation Committee

                                                  Chris McConnell (Chairman)
                                                  Allan Kalish
                                                  Christopher Cole

     This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee of the board is currently composed of Mr. Christopher McConnell, (Mr. Christopher Cole added effective in
2005) and Mr. Allan Kalish. None of the members of the Compensation and Stock Option Committee were employees of the Company during the year ended December 31, 2004.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of March 24, 2005, as supplied to the Company, regarding the beneficial ownership of the common stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's common stock, each director of the Company, each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and all executive officers and directors as a group. Unless otherwise indicated, based on information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                      Number of
                                       Shares
                                     Beneficially
Name                                  Owned (1)            Percentage (2)
----                                  ---------            --------------

Stephen Rade (4)                      1,198,000                 26.4%

Christopher F. McConnell  (3)           221,067                  5.0%

Ronald E. Badke (4)                      24,800                  **

Christopher C. Cole (5)                  95,000                  2.1%

Allan Kalish (6)                         66,500                  1.2%

Bradley T. MacDonald                     53,000                  **

Directors and Officers as a group     1,658,367                 37.2%
(6) persons) (7)
-------------------

* The business address of each shareholder named in this table is Wireless Xcessories Group, Inc., 1840 County Line Road, Huntingdon Valley, PA 19006.

**   Less than 1%

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares, which such person has the right to acquire within 60 days.

(2) Percentage ownership is based on 4,458,195 shares of common stock outstanding (net of treasury Stock) on March 24, 2005. For purposes of computing the percentage of outstanding shares held by each such person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)  Includes exercisable options to purchase 45,000 shares.

(4) Includes exercisable options to purchase 20,000 shares and 4,800 vested common shares under the Company's restricted stock program. . (5) Includes exercisable options to purchase 42,000 shares.

(6)  Includes exercisable options to purchase 39,000 shares.

(7)  Includes exercisable options to purchase 146,000 shares.


PERFORMANCE GRAPH

            The following graph compares the percentage change in cumulative total stockholder return on the Company's common stock, on a quarterly basis, from December 31, 1999 to the present with the cumulative total return over the same period of (I) the Russell 2000 Index and (ii) Peer Group which consists of Cell Star and Bright Point Inc. The Russell 2000 Index measures the performance of the 2,000 smallest companies within the 3,000 largest United States companies based on total market capitalization. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

                      CUMULATIVE ANNUAL STOCKHOLDER RETURN*
          WIRELESS XCESSORIES GROUP, INC., RUSSELL 2000 AND PEER GROUP
                 (PERFORMANCE RESULTS THROUGH DECEMBER 31, 2004)


                         1999      2000      2001      2002      2003      2004
                        ------    ------    ------    ------    ------    ------
Wireless Xcessories     100.00      3.43      3.43      4.29     11.43     55.71
Russell 2000 Index      100.00     96.98     99.39     79.03    116.38    137.71
Peer Group              100.00     20.62     16.22     33.14     84.99     46.45

* Cumulative total return assumes reinvestment of dividends.

     Assumes that $100 are invested at the open of trading on the first business day of fiscal Year ended December 31, 2000 in Wireless Xcessories Group, Inc. common stock, the Russell 2000 Index and the Peer Group and that all dividends are reinvested.

                              CERTAIN TRANSACTIONS

THE COMPANY EMPLOYS SUSAN RADE, WIFE OF STEPHEN RADE, AS A HIGH VOLUME SALES PERSON WITH CERTAIN ADMINISTRATIVE FUNCTIONS. IN THIS ROLE, MRS. RADE EARNS THE BULK OF HER COMPENSATION AS PART OF THE COMPANY'S SALES INCENTIVE PROGRAMS EARNING $185,869, $192,657 AND $229,047 IN THE TWELVE MONTHS DECEMBER 31, 2004, 2003 AND 2002, RESPECTIVELY, INCLUDING DRAWS, COMMISSION AND $36,000 SALARY FOR ADMINISTRATIVE DUTIES.

                            GENERAL AND OTHER MATTERS

     The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. To the best of our knowledge based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the year ended December 31, 2004, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act except that a Form 4 was not filed in respect to 10,000 shares each of the Company's Common Stock issued to the following Directors in the summer of 2004:

     o   Christopher F. McConnell

     o   Bradley T. MacDonald

     o   Allan Kalish

     o   Christopher C. Cole

A Form 4 was not filed for the issuance of 8,000 shares of restricted stock to Ronald E. Badke, CFO and Secretary in early October, 2004.

                                  ANNUAL REPORT

     The Annual Report of the Company, including financial statements, for the year ended December 31, 2004 is being mailed to stockholders with this proxy material.

                  STOCKHOLDER PROPOSALS -- 2006 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2006 must be received by January 11, 2006, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2006 annual meeting of stockholders that is not included in the Company's proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before March 26, 2006 then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.



                                            By order of the board of directors,

                                            /s/ Stephen Rade

                                            Stephen Rade
                                            Chairman of the Board of Directors

                       ANNUAL MEETING OF STOCKHOLDERS OF

                        WIRELESS XCESSORIES GROUP, INC.

                                  May 11, 2005

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.


                Please detach and mail in the envelope provided.


PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. THE ELECTION OF FIVE DIRECTORS OF THE COMPANY, EACH OF WHOM IS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THE DUE ELECTION AND QUALIFICATION OF HIS SUCCESSOR.

[_]  FOR ALL NOMINEES
                                             O Stephen Rade
                                             O Bradley T. MacDonald
[_]  WITHHOLD AUTHORITY                      O Allan S. Kalish
     FOR ALL NOMINEES                        O Christopher C. Cole
                                             O Christopher F. McConnell

[_]  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: O




2. TO RATIFY THE SELECTION OF BAGELL, JOSEPHS,      FOR   AGAINST   ABSTAIN
   AND COMPANY, L.L.C AS THE AUDITORS FOR FISCAL    [_]     [_]       [_]
   YEAR 2004.


PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [_]

Signature of Stockholder ___________________________    Date: ________________

Signature of Stockholder ___________________________    Date: ________________


Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        WIRELESS XCESSORIES GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Stephen Rade and Christopher F. McConnell and either of them, with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the Common Stock of WIRELESS XCESSORIES GROUP, INC. owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at 1840 County Line Road, Huntingdon Valley, Pennsylvania, on May 11, 2005 at 10:00 A.M., Eastern Time, or at any adjournment or adjournments of said meeting, on the following proposals as indicated on the reverse side:

THIS PROXY IF PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE HEREOF OR THEIR SUBSTITUTES AS DESIGNATED BY THE BOARD OF DIRECTORS AND TO RATIFY THE SELECTION OF BAGELL, JOSEPHS, AND COMPANY, L.L.C AS THE AUDITORS FOR FISCAL YEAR 2004.

                (Continued and to be signed on the reverse side)